UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2011

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Northrim BanCorp, Inc. (the "Company") with the Securities and Exchange Commission on May 24, 2011. The sole purpose of this amendment is to update information provided under Item 5.07(d) on the Form 8-K filed by the Company on May 24, 2011 to disclose the Company’s decision related to how often the Company will conduct a shareholder advisory vote on the compensation of its named executive officers. No other changes have been made to the Form 8-K filed by the Company on May 24, 2011.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, the majority of votes cast approved the proposal that the shareholders vote on an advisory basis every year to approve executive compensation. SEC regulations state that the Company must hold these advisory votes on frequency at least once every six years.

In light of the voting results, the Company’s Board of Directors, at its meeting of August 18, 2011, has decided that the Company will include a shareholder advisory vote on the compensation of the Company’s named executive officers in its future proxy materials on an annual basis until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s Annual Shareholders’ Meeting in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

August 23, 2011	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President, Chief Financial Officer